Exhibit 10.35.2

[LOGO]    BANK OF SCOTLAND
CORPORATE BANKING	Corporate Banking (Scotland)
4th Floor
New Uberior House
11 Earl Grey Street
Edinburgh
EH3 9BN

Strictly Private & Confidential	Telephone: Direct Line: 0131-659-0717
Vernon Brannon, Senior Vice President	Switchboard: 0131-442-7777
HLM Design Inc	Fax: 0131-669-0760
Suite 2950
121 West Trade Street	Email: chris_solley@bankofscotland.co.uk
Charlotte, NC 28202-5399
USA	Our Ref: CORP/CS

Your Ref:

13 December 2002

Dear Vernon,

Re:    Term Loan dated 15th February 2002 (“the Term Loan”) between G A Design International (Holdings) Limited (“Borrower”) and Bank of Scotland (“BoS”)

With reference to schedule 4 (Financial Covenants) of the Term Loan agreement. The purpose of this letter is to confirm that BoS is in the process of reviewing the current suite of covenants prior to 31st January 2003, and in the meantime, BoS will waive the Borrowers obligation to comply with the Gearing (clause 1.1), Trade Debtor Cover (1.2) and Consolidated Interest Cover (1.6) covenant tests, as at 31st October 2002.

This waiver is for a period of one year and a day and only applies to the financial covenants and test date noted above, and is provided on the basis that, following receipt of the necessary financial information requested, the Borrower and BoS agree a revised suite of covenants prior to the 31st December 2002 test.

All other rights are reserved under the facility letter as noted above.

I trust that this is in order.

Kind regards

Yours sincerely

/s/    Chris Solley
Chris Solley
Corporate Banking Manager